UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. )

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ATRINSIC, INC.
(Name of Registrant as Specified in its Charter)
_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATRINSIC, INC.
469 7th Avenue, 10th Floor
New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, December 1, 2010

To the Stockholders of Atrinsic, Inc.:

The 2010 Annual Meeting of Stockholders of Atrinsic, Inc. will be held at Atrinsic’s head office located at 469 7th Avenue, 10th Floor, New York, NY 10018 on Wednesday, December 1, 2010 at 12:00 pm Eastern Time, for the following purposes:

1.	To authorize an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock;

2.	To ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 15, 2010 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person.  However, you must be a stockholder of record at the close of business on October 15, 2010 to vote at the meeting.  If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.  Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

/s/ Jerry Chazen
Jerry Chazen
Chairman of the Board

THE ATTACHED PROXY STATEMENT, PROXY CARD AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
www.Atrinsic.com/ir/financial-reporting

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED.  YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON DECEMBER 1, 2010
PLEASE RETURN YOUR PROXY IN TIME

ATRINSIC, INC.
469 7th Avenue, 10th Floor
New York, NY 10018

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, December 1, 2010

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Atrinsic, Inc., a Delaware corporation, for use at the 2010 Annual Meeting of Stockholders (the Annual Meeting) to be held at 469 7th Avenue, 10th Floor, New York, NY 10018 on Wednesday, December 1, 2010 at 12:00 pm Eastern Time, and any adjournments or postponements thereof.  Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2009.  However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies.  We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to our stockholders on or about October 25, 2010.

Your vote is important.  If your shares are registered in your name, you are a stockholder of record.  If your shares are in the name of your broker or bank, your shares are held in street name.  We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend.  All stockholders can vote by written proxy card.  Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting.  If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of Atrinsic, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.  If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.  If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on October 15, 2010 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement.  On the record date, there were 20,915,881 shares of common stock outstanding, which excludes 2,726,036 shares held in treasury.  Each holder of record is entitled to one vote for each share of common stock on all matters to come before the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.  Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal.  Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as director elections, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.  Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm.

Votes Required:

(i)          Amendment to Restated Certificate of Incorporation to Effect Reverse Stock Split.  The affirmative vote of the holders of a majority of our outstanding shares, in person or by proxy, will be required to approve the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split.

(ii)        Ratification of the Appointment of our Independent Registered Public Accounting Firm.   The Ratification of the appointment of our independent registered public accounting firm will require an affirmative vote of the majority of the shares of common stock present or represented at the Annual Meeting with respect to such proposal.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE DESCRETION OF THE
BOARD OF DIRECTORS

Summary

Our Board of Directors has unanimously adopted resolutions approving and declaring advisable a proposal to amend our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all our outstanding shares of common stock at a ratio within a range of 1-for-1.5 to 1-for-4.  If this proposal is approved, the Board of Directors will have the authority to determine, within twelve months from the Annual Meeting, whether to implement the reverse stock split and the exact amount of the reverse stock split within this range if it is to be implemented. If the Board of Directors determines to implement the reverse stock split, it will become effective after filing the amendment with the Secretary of State of the State of Delaware.  Even if the stockholders approve the reverse stock split, it is within the discretion of our Board of Directors when to effect the reverse stock split, if at all, within twelve months from the Annual Meeting, and to select the exchange ratio within the approved range.  Such determination will be based upon many factors, including existing and expected marketability and liquidity of our common stock, prevailing market trends and conditions and the likely effect of the reverse stock split on the market price of our common stock.  If the reverse split is implemented, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio selected by our Board of Directors. The total number of authorized shares of our common stock would not, however, be reduced from the current total of 100,000,000.

The text of the form of amendment to the Restated Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the reverse stock split, is set forth in Appendix A to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

Our Board of Directors is seeking stockholder approval of the reverse stock split in order to provide flexibility in our efforts to maintain our Nasdaq listing as further described below.

Our Board of Directors believes that approval of the amendment to effect the reverse stock split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Purpose of the Reverse Stock Split

The purpose for seeking approval to effect the reverse stock split is to increase the market price per share of our common stock. Our common stock is traded on the Nasdaq Global Market. One of the requirements for continued listing on the Nasdaq Global Market is that shares retain a $1.00 minimum closing bid price.  On December 28, 2009, we received a notice from Nasdaq advising us that for the previous 30 consecutive business days, the bid price of our publicly held shares had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market pursuant to Nasdaq’s Listing Rules.  We had 180 calendar days (until June 22, 2010) to regain compliance with the minimum closing bid price requirement.

On June 23, 2010, we were notified by the Nasdaq Staff that we continued to be out of compliance with the minimum $1.00 bid price requirement. As a result, our common stock was subject to delisting from The Nasdaq Stock Market unless we requested a hearing before a Nasdaq Listing Qualifications Panel. We requested a hearing and presented our plan to regain compliance at such hearing before the panel on August 5, 2010.

On August 31, 2010, the panel granted the Company’s request for an extension of time, as permitted under Nasdaq’s Listing Rules, to comply with the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Global Market. In accordance with the Panel’s decision, on or before October 3, 2010, the Company must file a proxy statement that includes a proposal seeking shareholder approval for a reverse stock split, and thereafter, on or before December 20, 2010, evidence a closing bid price of $1.00 or more for a minimum of ten consecutive business days. Under Nasdaq’s rules, December 20, 2010, represents the maximum length of time that a Panel may grant the Company to regain compliance.  In the event that the Company is unable to regain compliance by December 20, 2010, Nasdaq will issue a final determination to delist the Company’s shares and suspend trading of the Company’s shares on the Nasdaq Stock Market effective on the second business day from the date of the final determination.  We expect that the reverse stock split will enable shares of our common stock to trade above the $1.00 minimum closing bid price requirement.

We believe that maintaining the listing of our common stock on the Nasdaq Global Market is in the best interests of the Company and our stockholders. Listing on the Nasdaq Global Market increases the liquidity of our common stock and may minimize the spread between the ‘‘bid’’ and ‘‘ask’’ prices quoted by market makers.  Further, maintaining our Nasdaq Global Market listing may enhance our access to capital necessary to continue to fund our operations.

We also believe that the increased market price of our common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

The purpose of seeking stockholder approval of a range of exchange ratios from 1-for-1.5 to 1-for-4 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board of Directors would implement a reverse stock split only upon its determination that a reverse stock split would be in our best interests at that time. If the Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for the reverse stock split and select the specific ratio within the ratio described in this proxy statement. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the effective date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors. If the Board of Directors does not implement the reverse stock split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Director reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

For the above reasons, we believe that having the ability to effect the reverse stock split will help us regain and maintain compliance with the Nasdaq listing requirements and could improve the marketability and liquidity of our common stock, and is therefore in the best interests of the Company and our stockholders.

However, we cannot assure you that the reverse stock split will have the desired effect of proportionately raising our common stock price over the long term, or at all.  The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied.  Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on the Nasdaq Global Market, the $1.00 closing bid price must be maintained for a minimum of ten consecutive business days.  However, under Nasdaq rules, Nasdaq may, in its discretion, require us to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement.  In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the reverse stock split is effected or that the market price per share after the reverse stock split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance.  We also cannot assure you that our common stock will not be delisted due to a failure to meet other continued listing requirements even if after the reverse stock split the market price per share of our common stock remains in excess of $1.00.

Principal Effects of the Reverse Stock Split

Common Stock Holdings.  If the amendment to the Restated Certificate of Incorporation, as amended, to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, a certificate of amendment to the Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware.  Each issued share of common stock immediately prior to the effective time of the reverse stock split will automatically be changed, as of the effective time of the reverse stock split, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board of Directors. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, our stock plans, as well as to the number of shares issuable under, and the exercise price of, our outstanding options and warrants.

Because the reverse stock split would apply to all issued shares of our common stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company (except for the effect of eliminating fractional shares).

The following table sets forth the approximate percentage reduction in the outstanding shares of our common stock and the approximate number of shares of our common stock that would be outstanding as a result of the reverse stock split at various ratios that the Board of Directors may determine in its discretion, based on 23,637,744 shares of our common stock issued and outstanding as of September 30, 2010 (which includes shares held in treasury):

Proposed Reverse Stock Split Ratio	Percentage Reduction In Outstanding Shares	Shares Issued & Outstanding After Reverse Stock Split*	Shares Issued After Reverse Stock Split*
1-for-1.5	33%	13,941,139	15,758,496
1-for-2.0	50%	10,455,854	11,818,872
1-for-2.5	60%	8,364,683	9,455,098
1-for-3.0	67%	6,970,569	7,879,248
1-for-3.5	71%	5,974,774	6,753,641
1-for-4.0	75%	5,227,927	5,909,436

* Approximate; does not account for elimination of fractional shares.

Stockholders should note that it is not possible to accurately predict the effect of the reverse stock split on the market prices for the common stock, and the history of reverse stock splits is varied.  In particular, there is no assurance that the price per share of the common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all.  In addition, there can be no assurance that the market price of the common stock immediately after the reverse stock split will be maintained for any period of time.  Even if an increased share price can be maintained, the reverse stock split may not achieve some or all of the other desired results summarized above.  Further, because some investors may view the reverse stock split negatively, there can be no assurance that approval of this proposal or the actual implementation of the reverse stock split would not adversely affect the market price of the common stock.

“Public Company” Status.  Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act.  The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act.  The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Odd Lot Transactions.  It is likely that some of our stockholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Authorized but Unissued Shares; Potential Anti-Takeover Effects.  Our Restated Certificate of Incorporation, as amended, presently authorizes 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The reverse stock split would not change the number of authorized shares of the common stock or preferred stock as designated. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware corporation law and the Nasdaq rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our common stock that would become available for issuance upon an effective reverse stock split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the applicable listing requirements of The Nasdaq Global Market, our additional funding requirements and the amount of our authorized but unissued common stock.

Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. In lieu of issuing fractional shares, we intend to directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on The Nasdaq Global Market on the Effective Date, multiplied by the fractional share amount.  However, we may be prohibited from paying cash for fractional shares amounts pursuant to certain provisions of the Delaware General Corporation Law.  If we are so prohibited, we will instead round up to the nearest whole share such that stockholders who would otherwise be entitled to receive a fractional share of common stock as a result of the reverse stock split will receive an additional fractional share of common stock in order to bring the number of shares held by the stockholder to a whole number of shares. The number of shares which will result in fractional interests cannot be precisely predicted, as we cannot determine in advance the number of stockholders whose total holdings will not be evenly divisible by the applicable ratio at which the reverse stock split may be implemented.  It is not anticipated that a substantial number of shares will be required to be issued if we are required to round up.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split.  It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon the jurisdiction and the status of the stockholder/taxpayer.  It applies to you only if you held pre-reverse stock split common stock, and if you hold your post-reverse stock split common stock, as capital assets for tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of common stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar.  The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect.  These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock.  A United States holder, as used herein, is a stockholder who or that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post- reverse stock split shares pursuant to the reverse stock split (except to the extent of cash received in lieu of a fractional share).  While the issue is not free from doubt, we believe that the preceding conclusion applies equally to fractional shares that may be issued in order that a stockholder holds a whole number of shares if we are unable to pay cash for fractional shares.  The Internal Revenue Service might disagree with this conclusion.  The aggregate adjusted basis of the post-reverse stock split shares of common stock received (including any fractional shares that may be issued in order that the stockholder holds a whole number of shares (assuming that such shares are received tax-free)) will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares, reduced by the amount of the adjusted basis of any common stock exchanged for such new shares that is allocated to any fractional share for which cash is received.  The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered.  A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Payment of cash in lieu of fractional shares within the United States or through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Tax Consequences to the Company.  We do not expect to recognize any gain or loss as a result of the reverse stock split.

Accounting Consequences

Following the effective date of the reverse stock split, if any, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Effective Date

If the proposed amendment to the Restated Certificate of Incorporation, as amended, to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, the reverse stock split will become effective as of 4:30 p.m. Eastern Time on the effective date of the applicable certificate of amendment to our Restated of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing.  We refer to this time and date as the “Effective Date.” Except as explained above with respect to fractional shares, on the Effective Date, each share of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into that fraction of a share of our common stock as determined by the ratio within the approved range implemented by the Board of Directors.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our common stock outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock also automatically will be adjusted on the Effective Date.

Our transfer agent, American Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of common stock issued in connection with the reverse stock split will continue to bear the same restrictive legends that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the reverse stock split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the reverse stock split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the reverse stock split, we intend to treat stockholders holding our common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Vote Required and Recommendation

The laws of Delaware and our Restated Certificate of Incorporation, as amended, require that, in order for us to amend the Restated Certificate of Incorporation, as amended, to give effect to the reverse stock split, such amendment must be approved by our Board of Directors and approved by the holders of a majority of the outstanding shares of stock entitled to vote on such an amendment.

Our Board of Directors adopted resolutions on September 28, 2010, declaring that an amendment to the Restated Certificate of Incorporation, as amended, to effect the reverse stock split may be advisable and in our best interests and in the best interests of our stockholders and recommends that our stockholders vote “FOR” the amendment to the Restated Certificate of Incorporation, as amended, to give effect to the reverse stock split.  The affirmative vote, whether in person or by proxy, of the holders of a majority of the outstanding shares of common stock is required to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE FOREGOING PROPOSAL TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon a recommendation from its Audit Committee, has appointed KPMG, LLP as our independent auditors for the fiscal year ending December 31, 2010.  As a matter of good corporate governance, the Board of Directors has decided to submit its selection of the independent audit firm to our stockholders for ratification.  If the selection of KPMG, LLP is not ratified by the majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors will review its future selection of an independent registered public accounting firm in the light of that vote result.  KPMG, LLP has no financial interest of any kind in Atrinsic, except the professional relationship between auditor and client.  Representatives of KPMG, LLP will be invited to attend the Annual Meeting.  If a representative of KPMG, LLP does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from stockholders.

Change in Independent Auditor

Independent Public Accountants

(a)           New independent registered public accounting firm

The Audit Committee of the Board of Directors appointed KPMG, LLP as the Company’s new independent registered public accounting firm on January 30, 2009. During the two most recent fiscal years and through January 30, 2009, the Company did not consult with KPMG, LLP regarding any of the following:

•
The application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by KPMG, LLP that KPMG, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue;

•	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

•	Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

(b)           Previous Independent Registered Public Accounting Firms

McGladrey & Pullen, LLP

We engaged McGladrey & Pullen, LLP as our independent registered public accounting firm as of May 7, 2008.  Traffix, Inc., our wholly-owned subsidiary which we acquired on February 4, 2008, engaged McGladrey & Pullen, LLP to audit the financial statements of Traffix, Inc. for the year ended November 30, 2007 and the stub-period from December 1, 2007 to January 31, 2008.  As a result of the acquisition of Traffix, Inc. by Atrinsic, these engagements were not performed by McGladrey and Pullen, LLP.

Our Audit Committee approved a process to evaluate a change in our accountants. During the process, McGladrey & Pullen, LLP resigned as our independent registered public accounting firm on January 21, 2009. During the year ended December 31, 2008, and through January 21, 2009, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen LLP would have caused McGladrey and Pullen, LLP to make reference to the subject matter of the disagreements in connection with its reports.  During our year ended December 31, 2008 and through January 21, 2009, there were no reportable events (as defined in Item 304(a)(I)(v) of Regulation S-K).

The Company furnished McGladrey & Pullen, LLP with a copy of its Report on Form 8-K dated January 21, 2009 prior to filing with the SEC. The Company also requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A letter from McGladrey & Pullen, LLP, addressed to the Securities and Exchange Commission, was filed with our Current Report on Form 8-K/A filed with the SEC on January 30, 2009.

Windes and McClaughry, LLP

Windes and McClaughry were engaged as the Company’s registered public accounting firm from February 12, 2007 to May 7, 2008.

 (i) On May 7, 2008, we dismissed Windes & McClaughry Accountancy Corporation as our independent registered public accounting firm.

 (ii) The reports of Windes & McClaughry Accountancy Corporation on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

 (iii) The dismissal of Windes & McClaughry Accountancy Corporation was approved by the Company’s Audit Committee.

 (iv) During the years ended December 31, 2007 and 2006 and through May 7, 2008, there were no disagreements with Windes & McClaughry Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Windes & McClaughry Accountancy Corporation, would have caused Windes & McClaughry Accountancy Corporation to make reference to the subject matter of the disagreements in connection with its reports.

 (v) During the years ended December 31, 2007 and 2006 and through May 7, 2008, other than as described below there were no reportable events (as defined in Item 304(a)(I)(v) of Regulation S-K) other than the following material weaknesses:

 (A)(1) During the preparation, and prior to the issuance of our February 12, 2007 Current Report on Form 8-K (the “8-K Filing”), Windes & McClaughry determined that our initial accounting for the RingtoneChannel transaction was improper. We initially treated the transaction as a purchase acquisition and allocated a portion of the “purchase price” to intangible assets. Upon review of the facts and related guidance, we agreed with them that the transaction was actually the transfer of assets between companies under common control. Before any public filing of our financial statements, the appropriate internal accounting treatment for this transaction was made and the as filed 8-K Filing, which contained audited financial statements for the years ended December 31, 2004 and 2005, fully reflected the appropriate accounting for the RingtoneChannel transaction.

In order to ameliorate this transactional accounting treatment issue, we hired additional internal accounting and finance personnel to give us the resources to anticipate and identify unique transactions that may require additional analysis and evaluation concerning their accounting treatment. We also engaged a consultative public accounting firm to provide guidance and feedback regarding accounting treatment for our current and future activities.  Subsequent to making these changes, as a result of company performance and general economic conditions, we have reduced our internal accounting and finance personnel.

 (2) Also during the preparation and prior to the issuance of our 8-K Filing, Windes & McClaughry discovered that in calculating the Black-Scholes value of options issued under our 2007 Stock Incentive Plan, we had mistakenly used the calculated put value, not the call value, to calculate compensation expense under SFAS 123(R). After alerting us to this issue, we removed the put value calculation from our internal documentation. Before any public filing of our financial statements, the appropriate compensation expense was recorded and the as filed 8-K Filing, which contained audited financial statements for the years ended December 31, 2004 and 2005, fully reflected the appropriate compensation expense under SFAS 123(R).

In order to mitigate the possibility that a similar error could be made in the future, we updated our internal documentation and hired additional internal accounting and finance personnel to give us the resources to strengthen our internal controls. We also engaged a consultative public accounting firm to provide additional resources.  Subsequent to making these changes, as a result of company performance and general economic conditions, we have reduced our internal accounting and finance personnel.

 (3) Also during the preparation and prior to the issuance of our 8-K Filing, Windes & McClaughry advised us that our disclosures and controls were not effective, resulting in a number of errors and omissions in draft versions of the 8-K Filing that we provided to Windes & McClaughry over the course of the preparation of the 8-K Filing.

In order to improve and expand our public disclosure, we hired additional internal accounting and finance personnel, including an SEC reporting consultant, to give us the resources to ensure that our disclosures and controls are accurate.  Subsequent to making these changes, as a result of company performance and general economic conditions, we have reduced our internal accounting and finance personnel, which may reduce the quality of our disclosure and controls.

 (4) During the course of management’s evaluation of the effectiveness of our disclosure controls and procedures, for the year ended December 31, 2007, a material weakness in internal controls was identified and concerned the treatment of events subsequent to the year ended December 31, 2007. Upon the departure of our Chief Operating Officer, Sue Swenson, which was announced on March 18, 2008, Windes & McClaughry requested that we evaluate whether the compensation expense associated with Sue Swenson’s August 20, 2007 restricted stock grant should be included in our financial statements for the year ended December 31, 2007.  Initially we had determined that we would recognize the cancellation of her restricted stock in the period in which she announced her departure. After evaluating the facts and reviewing SFAS 123(R), we determined that the cancellation of the restricted stock, and associated reversal of stock compensation expense, should be reflected in 2007. Also associated with our treatment of subsequent event information, Windes & McClaughry discovered that an accrual recorded at December 31, 2007 was settled on February 28, 2008 for an amount less than what was expected and, as such, the accrual on our balance sheet should be adjusted to reflect what was ultimately paid. We evaluated their finding and researched the issue, and determined that the amount that was ultimately paid is what should have been reflected in our financial accounts as of December 31, 2007. We therefore adjusted our December 31, 2007 accrual to reflect the settlement amount.

In order to correct such weakness in internal controls surrounding the recognition of subsequent event activity in our financial statements, we implemented procedures to provide an additional layer of supervisory review of subsequent event transactions.

 (5) For the year ended December 31, 2007, the second material weakness in internal controls concerned our consolidation process. Prior to finalization of our 2007 financial results, Windes & McClaughry informed us of a potential error in accounting for an intercompany transaction. Upon review of the transaction, we determined that it was appropriate to eliminate the intercompany expense.

In order to prevent such issues from occurring in the future, we implemented a comprehensive set of consolidation protocols to improve our controls and procedures over financial reporting, began automating the consolidation process within our accounting system and began to simplify the structure and activities within our consolidated entities.

The Company furnished Windes & McClaughry Accountancy Corporation with a copy of its Report on Form 8-K prior to filing with the SEC. The Company also requested that Windes & McClaughry Accountancy Corporation furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter furnished by Windes & McClaughry Accountancy Corporation in response to that request dated May 13, 2008 is filed as Exhibit 16.1 to the Company’s current Report on Form 8-K filed with the SEC on May 13, 2008.

Fees Paid to KPMG, LLP

The following table sets forth fees billed to us by our auditors, KPMG, LLP during fiscal year ending December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008
Audit Fees (1)	$375,000	$285,000
Audit-related fees (2)	5,000	-
Tax fees	-	-
All other fees	-	-
Total	$380,000	$285,000

(1)           Audit fees include the audit of our annual financial statements and review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2)           Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. No such fees were incurred for fiscal 2008.  Audit related fees incurred in 2009 related to the company’s preparation and filing of its Registration Statement on Form S-8.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of Atrinsic’s common stock as of September 30, 2010. The number of shares in the table represents the number of shares of common stock owned by:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of September 30, 2010 are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at September 30, 2010.  Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

The information presented in this table is based on 20,869,215 shares of our common stock outstanding on September 30, 2010, which excludes 2,726,036 shares held in treasury. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o Atrinsic, Inc., 469 7th Avenue, 10th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Named Executive Officers and Directors:
Jeffrey Schwartz (1)	3,892	*
Andrew Stollman (2)	882,389	4.2%
Thomas Plotts (3)	74,730	*
Mark Dyne (4)	3,488,620	16.7%
Robert Ellin (5)	1,792,695	8.6%
Raymond Musci (6)	435,821	2.1%
Lawrence Burstein (7)	90,083	*
Jerome Chazen (8)	103,234	*
Stuart Goldfarb	-	-
Burton Katz (9)	-	-
Andrew Zaref (10)	-	-
All Named Executive Officers and Directors as a Group (11 persons) (11)	6,871,464	32.9%

5% Shareholders
MPLC Holdings, LLC (4)	2,738,359	13.1%
Trinad Capital Master Fund, Ltd. (5)	1,792,695	8.6%
Destar, LLC (12`)	1,237,116	5.9%
Leon G. Cooperman (13)	1,246,700	6.0%
Mercury Fund IX, Ltd (14)	1,084,155	5.2%

* Less than 1% of our outstanding shares

(1)           Consists of 3,892 Shares of Common Stock. Mr. Schwartz resigned from the Company on August 13, 2010.
(2)           Includes 446,324 shares of common stock and 436,065 shares of Common Stock issuable upon the exercise of options held by Mr. Stollman.
(3)           Includes 24,456 shares of Common Stock, 48,608 shares of Common Stock issuable upon the exercise of options and 1,666 shares of vested restricted stock held by Mr. Plotts.
(4)           Includes 3,892 shares of Common Stock held directly by Mr. Dyne, 2,738,359 shares of Common Stock held by MPLC Holdings, LLC of which Mr. Dyne is Manager, and 746,369 shares held by Europlay Capital Advisors, LLC, of which Mr. Dyne is the Chief Executive Officer and Chairman.  The address of each of Mr. Dyne, MPLC Holdings, LLC and Europlay Capital Advisors, LLC are 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, CA 91403.
(5)           Trinad Capital Master Fund, Ltd. is the beneficial owner of 1,792,695 shares of Common Stock. Trinad Management, LLC (as the manager of the Trinad Capital Master Fund, Ltd. and Trinad Capital LP) and Robert S. Ellin, the managing director of and portfolio manager for Trinad Management, LLC and the managing director of Trinad Advisors II LLC are deemed the beneficial owners of 1,792,695 shares of the Common Stock held by Trinad Capital Master Fund, Ltd. Trinad Capital LP (as the owner of 84.53% of the shares of Trinad Capital Master Fund, Ltd. as of November 30, 2009) and Trinad Advisors II, LLC (as the general partner of Trinad Capital LP), are each deemed the beneficial owner of 1,515,365 (representing 84.53% of the shares of the 1,792,695 shares of the Common Stock held by Trinad Capital Master Fund, Ltd.). Each of Trinad Management, LLC and Trinad Advisors II, LLC disclaim beneficial ownership of the shares of Common Stock directly and beneficially owned by Trinad Capital Master Fund, Ltd. Robert S. Ellin disclaims beneficial ownership of the shares of Common Stock directly and beneficially owned by Trinad Capital Master Fund, Ltd. except to the extent of his pecuniary interests therein.   Robert S. Ellin has the power to direct the vote and the power to direct the disposition of these shares of common stock. The address of Trinad Management is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.
(6)           Consists of 435,821 shares of Common Stock.
(7)           Includes 14,033 shares of Common Stock and 76,050 shares of Common Stock issuable upon the exercise of options held by Mr. Burstein.
(8)           Includes 53,234 shares of Common Stock and 50,000 shares of Common Stock issuable upon the exercise of options held by Mr. Chazen.
(9)           Mr. Katz resigned from the company on October 6, 2009.
(10)         Mr. Zaref resigned from his position as Chief Financial Officer on December 16, 2009.
(11)         Includes 6,259,075 shares of Common Stock, 1,666 shares of Restricted Common Stock, and 610,723 shares of Common Stock issuable upon the exercise of options held by our executive officers and directors. See footnotes (1) through (10) above.
(12)         David E. Smith exercises voting and dispositive power over these shares. While Trinad Management, LLC has an economic interest in Destar, LLC, it has no power to vote or dispose of the shares held by Destar, LLC and, accordingly, disclaims beneficial ownership of the shares held by Destar, LLC except to the extent of its pecuniary interest therein. The address of Destar, LLC is 2450 Colorado Avenue, Suite 100, East Tower, Santa Monica, CA 90404.
(13)         Consists of 46,700 shares owned by Mr. Cooperman and 1,200,000 shares held by Watchung Road Associates.  Mr. Cooperman is the general partner of Watchung Road Associates, a limited partnership organized under the laws of the State of New Jersey, and in such capacity has the sole power to vote and dispose of the shares held by Watchung Road Associates.  The address of the principal business office of Mr. Cooperman is 88 Pine Street, Wall Street Plaza, 31st  Floor, New York, NY 10005.  The address of the principal business office of Watchung Road Associates is 820 Morris Turnpike, Short Hills NJ 07078.
(14)         Consists of 1,084,155 shares of Common Stock.  Kevin C. Howe exercises voting and disposition power over such shares on behalf of Mercury Management, L.L.C., the General Partner of Mercury Ventures II, Ltd. ("Mercury Ventures II"), which is the General Partner of Mercury Fund IX, Ltd. ("Mercury IX").  The principal business office of Mercury IX, Mercury Ventures II, Mercury Management and Mr. Howe is 501 Park Lake Drive, McKinney, Texas 75070.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2011 STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2011 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by June 27, 2011.  In addition, in the event a stockholder proposal is not received by the Company by September 9, 2011, the Proxy to be solicited by the Board of Directors for the 2011 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2011 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2011 Annual Meeting is advanced or delayed more than 30 days from the date of the 2010 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2011 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2011 Annual Meeting.  Upon determination by the Company that the date of the 2011 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2010 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

COMMUNICATIONS WITH DIRECTORS

Holders of the Company’s securities can send communications to the Board of Directors via email to board@atrinsic.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following:  junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies.  Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services.  We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT ON FORM 10-K

Our financial statements for the year ended December 31, 2009 are included in our 2009 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement.  Our 2009 Annual Report on Form 10-K, which has been filed with the SEC, will be made available to stockholders without charge upon written request to the Corporate Secretary of Atrinsic, Inc., at our principal executive offices, 469 7 th Avenue, 10th Floor, New York, NY 10018.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Jerry Chazen

October 25, 2010	Jerry Chazen
Chairman of the Board

ATRINSIC, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of ATRINSIC, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Raymond Musci and Thomas Plotts, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on December 1, 2010, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.    To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2.	To ratify the selection of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated October 25, 2010, relating to the Annual Meeting.

Dated:___________________________, 2010

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate.  If stock is held jointly, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX DIRECTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AT 718.921.8331.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED
CERTIFICATE OF INCORPORATION
OF
ATRINSIC, INC.

The undersigned, Thomas Plotts, Chief Financial Officer of Atrinsic, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law (the “GCL”) of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

1.           The name of the Corporation is Atrinsic, Inc.  The original name of the Corporation is Millbrook Acquisition Corp., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 3, 1994.

2.           The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.           Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

“Fourth:  The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be classified as common stock, $0.01 par value per share (“Common Stock”), and 1,000,000 shares shall be classified as preferred stock, $0.10 par value per share (“Preferred Stock”).  Effective as of 4:30 p.m. Eastern Standard Time on the date of filing of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares at the Effective Time (the “Old Common Stock”) shall automatically be reclassified and continued (the “Reverse Split”), without any action on the part of the holder thereof, as [____________] of one share of Common Stock.  No fractional shares will be issued for any fractional share interest created by the Reverse Split.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests, upon receipt by the Corporation's transfer agent of the stockholder's properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

The Corporation’s authorized shares of Common Stock, each having a par value of $0.01 per share, shall not be changed.  The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued shares of Common Stock.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the ___ day of December, 2010.

Thomas Plotts, Chief Financial Officer